EXHIBIT 4G

                  WAIVER AND AMENDMENT AGREEMENT

      This Waiver and Amendment Agreement (the Waiver Agreement) dated as of November 20, 2001 is made and entered into by and among First Union National Bank, a national banking association, with an office at Broad and Walnut Streets, Philadelphia, Pennsylvania 19109 (the Bank), Selas Corporation of America, a Pennsylvania business corporation with offices located at 2034 Limekiln Pike, Dresher, Pennsylvania 19025 (the Borrower), Selas SAS (formerly named Selas S.A.), a corporation organized under the laws of France (Selas SAS), CFR-CECF Fofumi Ripoche, a corporation organized under the laws of France (CFR); and together with Selas SAS, the European Subsidiaries), Deuer Manufacturing, Inc., an Ohio business corporation with offices located at 2985 Springboro West, Dayton, Ohio 45439 (Deuer), Resistance Technology, Inc., a Minnesota business corporation with offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112 (RTI), RTI Export,
Inc., a Barbados corporation with offices located at c/o 2034 Limekiln Pike, Dresher, Pennsylvania 19025 (RTIE), and RTI Electronics, Inc., a Delaware corporation with offices located at 1800 Via Burton Street, Anaheim, California 92806 (RTI Electronics; and together with Deuer, RTI and RTIE, the Guarantors).

                             BACKGROUND

      A. The Borrower, the Bank and the Guarantors entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998, as amended by an Amendment dated as of June 30,
1999, a Second Amendment dated as of July 7, 2000 and a Third Amendment dated as of January 19, 2001 (as amended, the "Credit Agreement"), pursuant to which the Bank made certain term loans to the Borrower described therein (the Term Loans) and agreed to make available to the Borrower a revolving credit facility in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the Revolving Credit). The Guarantors
jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of the Borrower to the Bank pursuant to the following agreements (collectively, the Borrower Surety Agreements): (i) that certain Guaranty and Suretyship Agreement of Deuer dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the Deuer Surety Agreement), (ii) that certain Guaranty and Suretyship Agreement of RTI dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the RTI Surety
Agreement),   (iii)  that   certain   Guaranty   and   Suretyship
Agreement of RTIE dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the RTIE Surety Agreement), and
(iv) that certain Guaranty and Suretyship Agreement of RTI Electronics dated as of February 20, 1997, as amended July 31, 1998 (as amended, the RTI Electronics Surety Agreement).

      B. The Term Loans are evidenced by the following promissory notes executed by the Borrower in favor of the Bank, which are outstanding as of the date hereof: (i) Term Note C dated as of February 21, 1997 in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (Term Note C), (ii) Term Note D dated as of June 30, 1999 in the original principal amount of Nine Hundred Thousand Dollars
($900,000) (Term Note D), (iii) Term Note E dated as of January 19, 2001 in the original principal amount of Two Million Dollars ($2,000,000) (Term Note E), and (iv) Term Note F dated as of January 19, 2001 in the original principal amount of One Million Seven Hundred Thousand Singapore Dollars (Singapore $1,700,000) (Term Note F; and together with Term Note C, Term Note D and Term Note E, the Term Notes). The Revolving Credit facility is evidenced by an Amended and Restated Revolving Credit Note dated as of January 19, 2001 in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000)
between  the  Borrower  and  the  Bank  (the   Revolving   Credit
Note). The Term Notes and the Revolving Credit Note are collectively referred to hereinafter as the Notes.

      C. First Union National Bank, London Branch (London Branch) and Selas SAS, a subsidiary of the Borrower, entered into that certain Agreement dated as of February 2, 2001 (the Selas SAS Facility Agreement) pursuant to which the Bank provided to Selas SAS a discretionary line of credit facility in the aggregate amount of Sixteen Million Euros (E16,000,000) on an on demand basis, expiring on April 30, 2001 (the Selas SAS Facility) for the purposes of providing: discretionary advance payment guarantees on behalf of Selas SAS (the APG Facility);
and  a  discretionary   overdraft  facility  for  general  working
capital  purposes  with a sub-limit  amount of Two  Million  Euros
(E2,000,000)    that   was   later   increased   (the   Overdraft
Facility). The Banks London Branch and Selas SAS also entered into certain term loan agreements (collectively, the Selas SAS Term Loan Agreements), as follows: an agreement dated February 26, 1998 pursuant to which the Bank made a term loan to Selas SAS in the original principal amount of Fifteen Million French
Francs   (FF   15,000,000)   (the   Selas   SAS  1998  Term  Loan
Agreement); and an agreement dated January 2000 pursuant to which the Bank made a term loan to Selas SAS in the original principal amount of One Million Seven Hundred and Fifty-Three
Thousand   One   Hundred   and   Fifty-Eight   and  30/100   Euros
(E1,753,158.30) (the Selas SAS 2000 Term Loan Agreement). The Borrower and Guarantors jointly and severally guaranteed and
became  surety  for  all  loans,  advances,   debts,  liabilities,
obligations, covenants and duties of Selas SAS to the Bank, pursuant to the following agreements (the Selas SAS Surety
Agreements):   (i)  that   certain   Unconditional   Guaranty  of
Borrower   dated  as  of   January   10,   2000   (the   Borrower
Guaranty), (ii) that certain Unconditional Guaranty of Deuer dated as of January 10, 2000 (the Deuer Guaranty), (iii) that certain Unconditional Guaranty of RTI dated as of January 10,
2000  (the  RTI  Guaranty),   (iv)  that  certain  Unconditional
Guaranty of RTIE dated as of January 10, 2000 (the RTIE Guaranty), and (v) that certain Unconditional Guaranty of RTI Electronics dated as of January 10, 2000 (the RTI Electronics Guaranty).

      D. As security for any and all indebtedness, liabilities and obligations of the Borrower to the Bank, then existing or thereafter arising, the Borrower: (i) granted to the Bank a security interest in and lien on: (a) all of the Borrowers assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles, and (b) all of
Borrowers   rights  under  a  certain  contract  with  Production
Machinery Corporation in Talcahuano, Chile for the sale of and the proceeds of a Five Million Twenty-Five Thousand Dollars ($5,025,000) documentary letter of credit issued by Bank One, Columbus, Ohio pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between the
Borrower  and  the  Bank  (as  amended,   the  Borrower  Security
Agreement);   (ii)  assigned,  pledged  and  granted  to  Bank  a
security interest in all of the issued and outstanding stock of Deuer, RTI, RTIE and RTI Electronics pursuant to that certain Second Amended and Restated Pledge Agreement dated as of July 31, 1998 (the Borrower Pledge Agreement); and (iii) granted to the Bank a first mortgage lien on certain real property of the Borrower and improvements thereon located in Dresher, Upper Dublin Township, Montgomery County, Pennsylvania (the Pennsylvania Property) pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended on July 21, 1995, February 20, 1997, July 31, 1998 and January
10,  2000  (as  amended,   the  Borrower  Mortgage  and  Security
Agreement).

      E. As security for any and all indebtedness, liabilities and obligations of Deuer to the Bank, then existing or thereafter arising, Deuer: (i) granted to the Bank a security interest in and lien on all of Deuers assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between Deuer and the Bank (as amended, the Deuer Security Agreement); and (ii) granted to the Bank a first mortgage lien on certain real property of Deuer and improvements thereon
located   in   Moraine,   Montgomery   County,   Ohio  (the  Ohio
Property) pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended July 21, 1995, February 20, 1997, July 31, 1998, and January 10, 2000 (as
amended, the Deuer Mortgage and Security Agreement).

      F. As security for any and all indebtedness, liabilities and obligations of RTI to the Bank, then existing or thereafter arising, RTI: (i) granted to the Bank a security interest in and lien on all of RTIs assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between RTI and the Bank (as amended, the RTI Security Agreement); (ii) granted to the Bank a security interest in and lien on certain patents and trademarks and other intellectual property pursuant to that certain Patent and Trademark Security dated as of October 20, 1993, as amended July 31, 1998 between RTI and the Bank (the RTI Patent and Trademark Security Agreement); and (iii) granted to the Bank a first mortgage lien on certain real property of RTI and improvements thereon located in Ramsey County, Minnesota (the Minnesota Property) pursuant to that certain Mortgage, Security Agreement and Fixture Financing Statement dated as of June 30, 1999, as amended January 10, 2000 (as amended, the RTI Mortgage and Security Agreement).

      G. As security for any and all indebtedness, liabilities and obligations of RTIE to the Bank, then existing or thereafter arising, RTIE granted to the Bank a security interest in all of RTIEs assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between RTIE and the Bank (as amended, the RTIE Security Agreement).

      H. As security for any and all indebtedness, liabilities and obligations of RTI Electronics to the Bank, then existing or thereafter arising, RTI Electronics granted the Bank a security interest in all of RTI Electronics assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended February 20, 1997 and July 31, 1998 between RTI Electronics and the Bank (as amended, the RTI Electronics Security Agreement).

      I. The Credit Agreement, the Notes, the Borrower Surety Agreements, the Selas SAS Facility Agreement, the Selas SAS Term Loan Agreements, the Selas SAS Surety Agreements, the Borrower Security Agreement, the Borrower Pledge Agreement, the Borrower Mortgage and Security Agreement, the Deuer Security Agreement, the Deuer Mortgage and Security Agreement, the RTI Security Agreement, the RTI Patent and Trademark Security Agreement, the RTI Mortgage and Security Agreement, the RTIE Security Agreement, the RTI Electronics Security Agreement, together with the various agreements, instruments and other documents executed in connection therewith and all amendments and modifications thereto, now or hereafter in effect, shall be referred to hereinafter as the Existing Loan Documents. All capitalized terms not otherwise defined shall have the meanings ascribed to them in the Existing Loan Documents, as amended hereby.

      J. The Borrower has informed the Bank that, in the absence of the waiver provided herein, Events of Default would occur under the Credit Agreement as a result of the Borrowers failure to maintain the minimum Consolidated Tangible Capital Funds amount and the Fixed Charge Coverage Ratio as of December 31, 2001 as required under the Credit Agreement, respectively (the "Financial Covenant Defaults").

      K. The Borrower has advised Bank that it is developing a plan for improving its European operations and it intends to sell its subsidiary, Selas SAS.

      L. The Borrower, the Guarantors, and the European Subsidiaries have requested that the Bank (i) waive the Financial Covenant Defaults and (ii) provide a new credit facility pursuant to which the London Branch will issue certain advance payment guarantees; and the Bank is willing to do so on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and incorporating the Background by reference herein, the Bank, the Borrower, the Guarantors, and the European Subsidiaries intending to be legally bound hereby, agree as follows:

                   ARTICLE I - ACKNOWLEDGMENTS

      1.1  Acknowledgment  of  Joint  and  Several   Liability,
Maturity Dates and Amounts of Notes.

           1.1.1The Borrower and the Guarantors acknowledge and agree that: (i) they are jointly and severally indebted and liable to the Bank in respect of the outstanding principal amount of the Notes, together with accrued and unpaid interest thereon, and all other Obligations; (ii) the Notes mature and are due and payable in full on the respective maturity dates set forth below next to each such Note; and (iii) the outstanding principal amount of each Note as of November 13, 2001, is set forth below next to each such Note:

      Promissory Notes         Maturity Date   Outstanding
                                          Principal Amount

      Term Note C              02/01/2002      $        175,000.19
(US Dollars)

      Term Note D              07/01/2004      $        690,000.00
(US Dollars)

      Term Note E              02/01/2006      $ 1,700,000.03  (US
Dollars)

      Term Note F              02/01/2006      S$     1,202,789.00
                                          (Singapore Dollars)

      Revolving Credit Note    01/31/2002      $ 2,540,137.09  (US
Dollars)

           1.1.2Selas SAS, the Borrower and the Guarantors acknowledge and agree that: (i) they are jointly and severally indebted and liable to the Bank in respect of the Selas SAS Term Loan Agreements, the Overdraft Facility and all other amounts outstanding under the Selas SAS Facility Agreement, together with accrued and unpaid interest thereon, and all other Guaranteed Obligations (as such term is defined in the Selas SAS Surety Agreements); (ii) the Selas SAS Term Loan Agreements mature and are due and payable in full, together with all interest accrued thereon, on the respective maturity dates set forth below; (iii) the Overdraft Facility and all other amounts outstanding under the Selas SAS Facility Agreement are on an on demand basis and the Bank may make demand therefor at any time and for any reason in its sole and absolute discretion; and (iv) as of November 13, 2001, the outstanding principal amounts owing to the Bank in respect of the Selas SAS Term Loan Agreements and the Overdraft Facility are set forth below next to each such agreement or facility:

                                    Maturity        Outstanding
      Obligation                    Date/Demand   Principal Amount

      Selas SAS 1998 Term Loan Agreement          02/27/2003  FF
4,500,000.00 (French Francs)

      Selas SAS 2000 Term Loan Agreement          01/12/2005  E
                                    1,139,552.93 (Euros)

      Overdraft Facility            On demand     E   5,976,854.11
                                               (Euros)

           1.1.3 The outstanding principal amounts of the Term Notes, the Revolving Credit Note, the Selas SAS Term Loan Agreements, the APG Facility, the Overdraft Facility, plus accrued and unpaid interest thereon, all other sums payable by the Borrowers, the Guarantors and the European Subsidiaries to the Bank, whether under the Existing Loan Documents or otherwise, together with any other Guaranteed Obligations (as such term is used in each of the Selas SAS Surety Agreements and the European Subsidiaries Surety Agreements) and any other Obligations (as such term is used in the Existing Loan Documents, as amended hereby) are collectively referred to herein as the Obligations.

      1.2  Acknowledgment of Loan Documents;  Financial  Covenant
Defaults; Loan Documents; Waiver of Defenses. The Borrower, the Guarantors and the European Subsidiaries hereby acknowledge and agree that: (i) the Loan Documents to which each is a party are valid, binding and enforceable against them, in every respect, and all of the terms and conditions thereof are binding upon them; (ii) the Financial Covenant Defaults are material in nature; (iii) the Selas SAS Facility is a discretionary facility that expired on April 30, 2001; the Bank had no duty to issue any advance payment guarantees thereunder at any time, except in its sole discretion; and following such expiration date, Selas SAS had no right to request the issuance of advance payment guarantees under the Selas SAS Facility; (iv) the Bank may demand any and all amounts outstanding under the Selas SAS Facility at any time and for any reason in its sole and absolute discretion; (v) as a result of the Financial Covenant Defaults, in the absence of the waiver provided herein, the Bank would be entitled immediately, and without further notice or declaration to the Borrower, the Guarantors, or the European Subsidiaries not to make any further advances or issue any Advance Payment
Guaranty (as hereinafter defined), to accelerate the Obligations, and to exercise its rights and remedies under the Loan Documents and applicable law; (vi) to the extent that any of the Loan Documents require notification by the Bank to the Borrower, the Guarantors, or the European Subsidiaries of the existence of a default or provide an opportunity to cure such default, such notice and period for cure are hereby waived with respect to the Financial Covenant Defaults by the Borrower, the Guarantors, and/or the European Subsidiaries; and (vii) to the extent that the Borrower, any Guarantor, or any European
Subsidiary has any defenses, setoffs, claims, or counterclaims to repayment of the Obligations or against the Bank, such defenses, setoffs, claims, and counterclaims are hereby waived.

      1.3 Acknowledgment of Liens and Priority. The Borrower, the Guarantors, and the European Subsidiaries acknowledge and agree that pursuant to the Loan Documents, the Bank holds first priority, perfected security interests in and liens upon all of the Borrower's and Guarantors assets, wherever located, now owned or hereafter acquired, and as more specifically described in the Loan Documents, and a first priority mortgage lien upon and security interest in: (i) the Pennsylvania Property, (ii) the Ohio Property, and (iii) the Minnesota Property (collectively "Bank's Mortgages, Liens and Security Interests").

      1.4 Reaffirmation of Mortgages, Security Documents and Security Interests. All of the Borrower's and the Guarantors respective assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Bank pursuant to the Loan Documents including, without limitation, accounts, accounts receivable, inventory, equipment, general intangibles, contracts, contract rights, instruments, letters of credit, deposits, deposit accounts, documents of title, and all other personal property, together with the Pennsylvania Property, the Minnesota Property and the Ohio Property (collectively, the "Collateral") constitute security for all of the Obligations (including, without limitation, such Obligations arising under or in respect of the Borrower Surety Agreements, the Selas SAS Surety Agreements, the European Subsidiaries Surety Agreements, the Advance Payment Guarantees, the Waiver Documents and the other Loan Documents). The Borrower and the Guarantors hereby grant to the Bank and reaffirm their prior grant and conveyance to the Bank of a continuing first priority security interest in, lien on and charge against all of the Collateral. The Borrower and each Guarantor hereby acknowledge and agree that the Borrower Security Agreement, the Borrower Pledge Agreement, the Borrower Mortgage and Security Agreement, the Deuer Security Agreement, the Deuer Mortgage and Security Agreement, the RTI Security Agreement, the RTI Patent and Trademark Security Agreement, the RTI Mortgage and Security Agreement, the RTIE Security Agreement, the RTI Electronics Security Agreement, and any other security agreements are ratified, reaffirmed and confirmed in all respects, shall continue in full force and effect, and are valid, binding and enforceable against the parties thereto as if executed as of the date hereof. The Borrower, the Guarantors, and the European Subsidiaries agree to execute and deliver to the Bank such additional documentation deemed necessary or appropriate by the Bank, in its sole and absolute discretion, to achieve the purpose of this section of this Waiver Agreement.

      1.5  Reaffirmation of  Representations  and Warranties.  The
Borrower, the Guarantors, and the European Subsidiaries hereby reaffirm their respective representations and warranties in the Loan Documents, which representations and warranties are true and correct as of the date hereof, and each and all of which shall survive the execution and delivery of this Waiver Agreement.

      1.6 Reaffirmation of Guaranties. In consideration of the undertakings of the Bank pursuant to this Waiver Agreement and the other Loan Documents, the Borrower and each Guarantor hereby reaffirm the Borrower Surety Agreements, the Selas SAS Surety Agreements, the other Loan Documents and all of their respective obligations thereunder. The Borrower and each Guarantor hereby consent to the execution and delivery by the Borrower, the Guarantors, and the European Subsidiaries of this Waiver Agreement, the other Waiver Documents and the other Loan Documents and all other documents and instruments to be executed pursuant hereto or in connection herewith. The Borrower and each Guarantor hereby waives any right it may have to contest the validity or enforceability of the Borrower Surety Agreements, Selas SAS Surety Agreements or any other Loan Document, for any reason whatsoever. The Guarantors hereby acknowledge and agree that the term Obligations, as defined in their respective Borrower Surety Agreements includes, without limitation, all of the obligations, now or hereafter arising, of Borrower to the Bank, whether under the Credit Agreement, the other Loan Documents, as amended, or otherwise. The Borrower and each Guarantor hereby acknowledge and agree that the term Guaranteed Obligations, as defined in their respective Selas SAS Surety Agreements includes, without limitation, all of the obligations, now or hereafter arising, of Selas SAS to the Bank, whether under the Selas SAS Term Loan Agreements, the Selas SAS Facility Agreement, any document or agreement executed in connection with the Advance Payment Guarantees that may now or hereafter be issued by the Bank on behalf of Selas SAS, or otherwise. The Borrower and each Guarantor hereby acknowledge and agree that the Borrower Surety Agreements and the Selas SAS Surety Agreements, and any other suretyship agreements executed by them in favor of the Bank or its affiliates, are ratified, reaffirmed and confirmed in all respects, shall continue in full force and effect, and are valid, binding and enforceable against the parties thereto as if executed as of the date hereof. The Borrower, the Guarantors, and the European Subsidiaries agree to execute and deliver to the Bank such additional documentation deemed necessary or appropriate by the Bank, in its sole and absolute discretion, to achieve the purpose of this section of this Waiver Agreement.

      1.7 Bank Has No Obligation to Extend Waiver. The Borrower, the Guarantors, and the European Subsidiaries hereby acknowledge and agree that the Bank shall have no actual or implied duty or obligation to extend the waiver granted to Borrower herein beyond the waiver of the Financial Covenant Defaults as of December 31, 2001, and the determination as to any other or further waivers shall only be made by the Bank, in the Bank's sole and absolute discretion.


      1.8 Bank Has No Obligation to Issue Further Advance Payment Guarantees. The Borrower, the Guarantors, the European Subsidiaries hereby acknowledge and agree that except as provided herein, Bank shall have no duty to issue any advance payment guarantees to or for the benefit of Borrower, the Guarantors, and/or the European Subsidiaries, or provide overdraft financing for Borrower, Guarantors, and/or the European Subsidiaries.

         ARTICLE II - WAIVER OF FINANCIAL COVENANT DEFAULTS

      2.1 Waiver of Financial Covenant Defaults. Subject to the provisions hereof, the Bank hereby waives the Financial Covenant Defaults. Notwithstanding the foregoing, the Banks waiver of the Financial Covenant Defaults, or any communication between the Bank, the Borrower, the Guarantors, the European Subsidiaries, or each of their respective officers, agents, employees or representatives, shall not be deemed to constitute a waiver of (i) any default or Event of Default, whether now existing or hereafter arising, under the Loan Documents, other than the Financial Covenant Defaults; (ii) the ongoing obligation of the Borrower, the Guarantors and the European Subsidiaries to comply with the Credit Agreement and the other Loan Documents as amended hereby; or (iii) any rights or remedies which the Bank has against the Borrower, the
Guarantors, or the European Subsidiaries under the Loan Documents and/or applicable law, with respect to Events of Default, other than rights and remedies which directly result from the occurrence and existence of the Financial Covenant Defaults. The Bank hereby reserves and preserves all of its rights and remedies against the Borrower, the Guarantors, and the European Subsidiaries under the Loan Documents and applicable law, other than the right to declare an Event of Default or exercise remedies based upon the occurrence and existence of the Financial Covenant Defaults.

            ARTICLE III - AMENDMENTS TO LOAN DOCUMENTS

      3.1 Amendment of the Definition of Loan Documents. The following definitions in the Credit Agreement is hereby amended and restated, as follows:

      Revolving Credit Termination Date is hereby amended to mean the earlier of (i) February 28, 2002 (as such date may be extended from time to time in accordance with
      Section 2.8 hereof) or (ii) the date on which the Revolving Credit Commitment is terminated pursuant to Section 9.2 hereof.

      3.2 New Definition. The following new defined terms are hereby added to Section 1.1 of the Credit Agreement (and if such terms are defined elsewhere in the Credit Agreement, such defined terms are deemed to be amended and restated and replaced with the definitions set forth below):

      European Subsidiaries shall have the meaning given to such term in the Waiver Agreement.

      Loan Documents means the Existing Loan Documents (as such term is used in the Waiver Agreement), the Waiver Agreement, the Waiver Documents, and all documents and agreements executed in connection therewith or pursuant thereto, as the same may be amended from time to time.

      Obligations means and all indebtedness, obligations and liabilities, of any kind, of the Borrower, the Guarantors, the European Subsidiaries (or any of them) to the Bank and/or its affiliates including, but not limited to, all obligations under the Loan Documents, and any other notes, loan agreements, security agreements, letters of credit, swap agreements (as defined in Title 11 of the United States Code), instruments, accounts receivable, contracts, drafts, leases, chattel paper, indemnities, acceptances, reimbursement agreements, repurchase agreements, overdrafts, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter arising, and all amendments, modifications or renewals thereof, including without limitation all principal, interest, fees, charges, advances, and costs and expenses incurred thereunder (including, without limitation, attorneys fees and other costs of collection, regardless of whether suit is commenced).

      Waiver Agreement shall mean that certain Waiver and Amendment Agreement dated as of November 20, 2001, by and among, the Bank, the Borrower, the Guarantors, and the European Subsidiaries, as amended from time to time.

      Waiver Documents shall mean the Waiver Agreement and all of the documents, agreements and instruments executed and/or delivered to the Bank pursuant to the Waiver Agreement (including the documents described in Articles IV and V thereof).

      3.3 New Paragraph (h) to Section 9.1. Paragraph (h) is hereby added to Section 9.1 of the Credit Agreement as follows:

      (h) If there shall exist an Event of Default under the Waiver Agreement any Waiver Document or any other document or agreement executed in connection therewith or pursuant thereto.

           ARTICLE IV - ADDITIONAL TERMS AND CONDITIONS

      4.1 Advance Payment Guarantees. The Bank agrees to provide a new credit facility to or for the benefit of the Borrower, the Guarantors, and the European Subsidiaries, pursuant to which the London Branch will issue the following advance payment guarantees (collectively, the Advance Payment
Guarantees),   for  the   account  of  the   specified   European
Subsidiary, in the amounts and on or after the dates set forth below, upon the Borrowers request therefor and subject to the prior satisfaction of the applicable terms, conditions and covenants therefor, described in Section 4.2 below:

                (a) on or after November 21, 2001, an Advance Payment Guaranty in the amount of E2,199,000 (Euros) to Voest Alpine Stahl GmbH (Voest) on behalf of Selas SAS;

                (b) on or after January 15, 2002, an Advance Payment Guaranty in the amount of E1,097,550 (Euros) to Duferco on behalf of Selas SAS;

                (c) on or after November 28, 2001, an Advance Payment Guaranty in the amount of Norwegian Kroners 1,305,000 to Soral on behalf of CFR;

                (d) on or after November 28, 2001, an Advance Payment Guaranty in the amount of E187,500 (Euros) to Protex on behalf of CFR;

                (e)  on or after  November  28,  2001,  an Advance
Payment   Guaranty  in  the  amount  of  E48,600  (Euros)  to  LOI
Thermoprocess on behalf of CFR;

                (f) on or after December 15, 2001, an Advance Payment Guaranty in the amount of FF 280,000 (French Francs) to Swiss Metal on behalf of CFR;

                (g) on or after November 28, 2001, an Advance Payment Guaranty in the amount of E25,192.20 (Euros) to Valourec on behalf of CFR;

                (h) on or after November 28, 2001, an Advance Payment Guaranty in the amount of E25,500 (Euros) to Suleasing on behalf of CFR; and

                (i) on or after December 15, 2001, an Advance Payment Guaranty in the amount of FF125,000 (French Francs) to NGK on behalf of CFR.

      4.2  Specific  Conditions   Precedent  and  Covenants  For
Advance Payment Guarantees.

           4.2.1The  Banks   obligation   to  issue  any  Advance
Payment Guaranty described in Section 4.1 above is subject to the prior satisfaction of all of the following conditions precedent which the Borrower, the Guarantors, and the European Subsidiaries acknowledge are material:

                (a) For each Advance Payment Guaranty, the European Subsidiaries, the Borrower and the Guarantors shall have executed and delivered (or caused to be executed and delivered) to the Bank such documents and agreements, as the Bank, in its sole and absolute discretion, may require, including, without limitation, the following:

                     (I)  A facility  agreement  for each  Advance
Payment Guaranty, duly executed by the particular European Subsidiary on whose behalf such Advance Payment Guaranty will be issued, that will include certain terms and conditions for the issuance of the Advance Payment Guarantees, such as duration of such Advance Payment Guaranty, applicable fees, interest rates, penalty interest, and other terms and conditions, in the Banks sole and absolute condition;

                     (ii) a  General   Counter   Indemnity,   duly
executed by the particular European Subsidiary on whose behalf such Advance Payment Guaranty will be issued; and

                     (iii)such other documents as the Bank, in its sole discretion, may require.

                (b) There shall not be a default, a Default or an Event of Default under the Selas Term Loan Agreements, the Selas SAS Facility, the Credit Agreement, the documents executed or delivered in connection with any Advance Payment Guaranty or any other Loan Document (other than the Financial Covenant Defaults);

                (c) The requirements of Article V of this Waiver Agreement shall have been satisfied;

                (d)  The Borrower and the  Guarantors  shall have:
(i) provided all of the information and documentation, as requested by Bank, for appraisals of the Collateral, including, but not limited to, appraisals of all real estate, machinery and equipment located in Pennsylvania, Ohio, and Minnesota and all machinery and equipment located in California; and (ii) agreed to permit unrestricted access for the Bank or its representatives to perform such appraisals; and pay the costs and expenses incurred by Bank for such appraisals;

                (e)   The  Borrower,   the  Guarantors,   and  the
European Subsidiaries shall have provided the Bank with their business plan for their European operations, including a description of any management changes in furtherance of such plan; and

                (f) The Borrower shall have engaged in discussions with Voest for the sale of Selas SAS in accordance with the Borrowers proposal to Bank, and the Borrower shall have provided the Bank with a written certification signed by Borrowers management that it has engaged in such discussions.

           4.2.2The  Banks   obligations  to  issue  any  Advance
Payment Guaranty described in Section 4.1(b) through 4.1(i) above are subject to the satisfaction, prior to the issuance of any such Advance Payment Guaranty, of: (i) all of the terms and conditions set forth in Section 4.2.1, and (ii) each of the following additional terms and conditions that is specified below to be satisfied on or before such date of issuance:

                (a) On or before December 15, 2001, the Borrower shall provide to Bank a written indication of interest from
Voest in purchasing Selas SAS, or, in the alternative, Borrowers written statement that other potential buyers have been contacted about the potential sale of Selas SAS;

                (b) On or before January 31, 2002, the Bank shall have received completed title searches on the Pennsylvania Property, the Ohio Property, and the Minnesota Property, acceptable to the Bank in its sole and absolute discretion;

                (c) On or before January 31, 2002, the Bank shall have received completed appraisals of the Collateral, acceptable to the Bank in its sole and absolute discretion;

                (d) Upon the earlier of (i) February 28, 2002, or (ii) receipt of payment by Selas SAS from Duferco, the Borrowers, the Guarantors and Selas SAS shall repay amounts outstanding as necessary to reduce the Overdraft Facility to an amount that is not greater than E4,650,000 (Euros); provided, however, that nothing herein shall be deemed to waive Banks right in its sole discretion to demand payment in full of all amounts outstanding under the Overdraft Facility or the APG Facility at any time;

                (e) On or before February 28, 2002, Borrower shall provide Bank with a written certification that its 2001 fourth quarter pre-tax losses, if any, for the Borrower, the Guarantors, the European Subsidiaries and their affiliates, on a consolidated basis are not more than $200,000; and

                (f) On or before February 28, 2002, Borrower shall provide Bank with a copy of a written offer to purchase Selas SAS, acceptable to the Bank.

           4.2.3On or before December 7, 2001, the European Subsidiaries shall deliver, or cause to be delivered, to the Bank opinions of their respective counsel, reasonably
satisfactory  to  the  Bank  in  all  respects  (Opinions).   In
addition to the terms and conditions set forth in Sections 4.2.1 and 4.2.2, the Banks obligations to issue any Advance Payment Guaranty described in Section 4.1(b) through 4.1(i) above are also subject to the Banks receipt of the Opinions prior to the issuance of any such Advance Payment Guaranty.

      4.3 Conditions Precedent for Additional Advance Payment Guaranty to Voest . The Bank, in its sole and absolute discretion, and without making any commitment therefor, may issue an additional Advance Payment Guaranty to Voest, on behalf of Selas SAS, upon the satisfaction of: (i) all of the terms and conditions set forth in Sections 4.1 and 4.2 of this Waiver Agreement, and (ii) such other terms and conditions as the Bank in its sole and absolute discretion may determine.

                 ARTICLE V- CONDITIONS PRECEDENT

      The effectiveness of this Waiver Agreement and the Banks obligations hereunder are conditioned upon the fulfillment by the Borrower, the Guarantors and the European Subsidiaries of all of the following express conditions precedent:

      5.1 Documents to be Delivered to the Bank. The Borrower, the Guarantors, and/or the European Subsidiaries shall deliver, or cause to be delivered, to the Bank, in form and substance reasonably satisfactory to the Bank, the documents described in
Section 4.2.1 hereof and the following documents:

           (a) This Waiver Agreement, executed by the Borrower, the Guarantors, and the European Subsidiaries;

           (b) An Unconditional Guaranty and Suretyship Agreements, duly executed by the Borrower and the Guarantors, as guarantor and surety for all indebtedness, liabilities and obligations of the European Subsidiaries to the Bank (collectively, the European Subsidiaries Surety Agreements);

           (c) Fifth Amendment to First Mortgage and Security Agreement, duly executed by Borrower as Mortgagor (with respect to the Pennsylvania Property);

           (d) Fifth Amendment to First Mortgage and Security Agreement, duly executed by Borrower as Mortgagor (with respect to the Ohio Property);

           (e)  Second Amendment to Mortgage,  Security  Agreement
and  Fixture  Financing   Statement,   duly  executed  by  RTI  as
Mortgagor (with respect to the Minnesota Property);

           (f) Warrant of Attorney to Confess Judgment, executed by the Borrower and each Guarantor;

           (g) A Certification of Authority executed by the Secretary of each of the Borrower, the Guarantors, and the
European Subsidiaries, each dated as of the date hereof, certifying the incumbency and signature of the officers of each such entity executing this Waiver Agreement and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary; and Corporate Resolutions for each of the Borrower, the Guarantors, and the European Subsidiaries, certified by their respective Secretaries, authorizing and approving this Waiver Agreement, and the documents and payments specified herein;

           (h) Opinions of counsel for each of the Borrower and the Guarantors, satisfactory to the Bank in all respects; and

           (i) Such other documents as may be required by the Bank.

      5.2 Payment of One-half of Facility Fee. The Borrower shall have paid to the Bank the sum of Twelve Thousand Five Hundred Dollars ($12,500) which is one-half of the total facility fee of $25,000 (Facility Fee), and the remaining one-half of the Facility Fee in the amount of $12,500 shall be due and payable in full on January 4, 2002.

      5.3 Payment of Bank's Costs, Expenses and Legal Fees. The Borrower shall have paid to the Bank the amount of the Bank's out-of-pocket costs and expenses, including, without limitation, all reasonable fees and out-of-pocket expenses of counsel for the Bank in connection with: (i) the Financial Covenant Defaults, (ii) the negotiation and preparation of the Waiver Documents, and (iii) the other Loan Documents.

           ARTICLE VI - REPRESENTATIONS AND WARRANTIES

           To induce the Bank to enter into this Waiver Agreement and as partial consideration for the terms and conditions contained herein, the Borrower makes the following representations and warranties to the Bank, each and all of which shall survive the execution and delivery of this Waiver Agreement and all of the other documents executed in connection herewith:

      6.1  Organization; Authorization; and Location.

           (a) The Borrower, the Guarantors, and the European Subsidiaries are duly incorporated, organized, validly existing and in good standing under the laws of the jurisdictions indicated in the first paragraph of this Waiver Agreement, and each is duly authorized to do business, and is duly qualified as a foreign corporation in all jurisdictions wherein the nature of its business or property makes such qualification necessary, and has the corporate power to own its property and to carry on its business as now conducted;

           (b) The Borrower, the Guarantors, and the European Subsidiaries have the requisite corporate power and authority to execute, deliver and perform this Waiver Agreement and all of the documents executed by it in connection herewith.

      6.2 Valid and Binding Agreement. This Waiver Agreement is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms.

      6.3 Compliance with Laws. The Borrower, each Guarantor, and each European Subsidiary are in compliance in all material respects with all laws, regulations and requirements applicable to its business, including without limitations all applicable Environmental Laws, and each has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violations or claims of violation of any law, regulation or any governmental requirement, except as expressly disclosed herein.

      6.4  No  Conflict;   Government  Approvals.  The  execution,
delivery and performance by the Borrower, each Guarantor, and the European Subsidiaries of this Waiver Agreement and the other documents executed in connection herewith will not:

           (a) conflict with, violate or result in the breach of any provisions of any applicable law, rule, regulation or order; or

           (b) conflict with or result in the breach of any provision of its Articles of Incorporation, charter, and/or by-laws. No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by the Borrower for the due execution, delivery and performance of this Waiver Agreement.

      6.5 Third Party Consents. The execution, delivery and performance by the Borrower, each Guarantor, and each European Subsidiary of this Waiver Agreement and the documents related hereto will not:

           (a) require any consent or approval of any person or entity which has not been obtained prior to, and which is not in full force and effect as of, the date of this Waiver Agreement;

           (b) result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which the Borrower is bound or affected; or

           (c) result in, or require the creation or imposition of, any lien or encumbrance on any of the Borrower's properties other than those liens or security interests in favor of the Bank or the liens or security interests disclosed to the Bank in the Loan Documents.

      6.6  Financial Statements; Reporting.

           (a) Except as otherwise disclosed in writing to the Bank prior to the date hereof, all balance sheets, reports, budgets, reconciliations, accounts receivable reports, and other financial information supplied to the Bank by the Borrower have been prepared in conformity with GAAP, and present fairly the financial condition and results of operations of the Borrower for the period covered thereby.

           (b) The Borrower, each Guarantor, and each European Subsidiary do not know of any facts, other than those already disclosed in writing to the Bank, that materially adversely affect or in so far as can be foreseen, will materially
adversely   affect  their  ability  to  perform  their  respective
obligations under this Waiver Agreement and the documents executed in connection herewith.

      6.7 Exclusive and First Priority Perfected Lien. The Bank has, as of the date hereof, and shall continue to have, until all of the Obligations are paid in full, first priority, valid perfected liens upon and security interests in all of the Collateral to secure the payment and performance of all of the Obligations.

      6.8 No Untrue or Misleading Statements. Neither this Waiver Agreement nor any other document executed in connection herewith contains any untrue statement of a material fact or omits any material fact necessary in order to make the statement made, in light of the circumstances under which it was made, accurate.

      6.9  No  Events  of  Default.   Other  than  the   Financial
Covenant Defaults, no default or Event of Default has occurred as of the date hereof under any of the Existing Loan Documents.

                 ARTICLE VII - EVENTS OF DEFAULT

      The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

      7.1 Borrower's Failure to Pay. The Borrower, any Guarantor, or any European Subsidiary shall fail to pay any amount of principal, interest, fees or other sums as and when due under any of the Loan Documents, or any other Obligations, whether upon stated maturity, acceleration, or otherwise.

      7.2 Breach of Covenants or Conditions. Except for the Financial Covenant Defaults, the Borrower, any Guarantor, or any European Subsidiary shall fail to perform or observe any other covenant, term, agreement or condition in this Waiver Agreement (including, without limitation, the failure of the European Subsidiaries to deliver, or cause to be delivered, the Opinions to the  Bank  on or  before  December  7,  2001,  as  required  by
Section 4.2.3 hereof), the other Waiver Documents or any of the other Loan Documents or is in violation of or non-compliance with any provision of this Waiver Agreement, the other Waiver
Documents   or  any  of  the  other  Loan   Documents   after  the
expiration of any cure period, if any, set forth in any such Loan Documents with respect to such covenant, term, agreement or condition.

      7.3 Defaults in Other Material Agreements. There shall occur any default under, or as defined in, any other material agreement applicable to the Borrower, any Guarantor, or any European Subsidiary or by which the Borrower, any Guarantor, or any European Subsidiary is bound which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

      7.4 Agreements Invalid. The validity, binding nature of, or enforceability of any material term or provision of any Loan Document is disputed by, on behalf of, or in the right or name of the Borrower, any Guarantor, or any the European Subsidiary or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

      7.5 False Warranties; Breach of Representations. Except as otherwise disclosed to the Bank in writing prior to the date hereof, any warranty or representation made by the Borrower, each Guarantor, and/or each European Subsidiary in this Waiver Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Waiver
Agreement or any other Loan Document, or in connection with any provision of this Waiver Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect.

      7.6  Bankruptcy.

           (a) The Borrower, any Guarantor, or any European Subsidiary commences any bankruptcy, reorganization, debt arrangement, receivership, or other case or proceeding under any bankruptcy, insolvency or receivership law, or any dissolution or liquidation proceeding.

           (b) Any bankruptcy, reorganization, debt arrangement, receivership, or other case or proceeding under any bankruptcy, insolvency or receivership law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of the Borrower, any Guarantor, or any European Subsidiary or an order for relief is entered in any such proceeding and such case or proceeding is not fully and finally dismissed within thirty (30) days.

           (c)  A  trustee,   receiver,   or  other  custodian  is
appointed  for  the  Borrower,   any  Guarantor  or  any  European
Subsidiary or a substantial part of any of its/their assets.

      7.7 Failure to Pay Taxes. The Borrower, any Guarantor, or any European Subsidiary shall fail to pay when due any tax, assessment or other governmental charge as and when due to the appropriate governmental entity.

      7.8 Event of Default Under Other Loan Documents. An Event of Default (as such term is defined in the Credit Agreement) or a Default or an Event of Default (as each such term is defined in the other Loan Documents) (other than the Financial Covenant Defaults) shall occur under any of the Loan Documents.

                     ARTICLE VIII - REMEDIES

      If an Event of Default (as defined in Article VII of this Waiver Agreement) shall occur and be continuing, at any time, without notice to the Borrower, any Guarantor, or any European
Subsidiary:

      8.1 Loan Documents; Applicable Law. The Bank may, in its sole discretion, enforce all of its remedies as set forth hereunder, under any of the Loan Documents and/or under applicable law against the Borrower, the Guarantors, and/or the European Subsidiaries.

      8.2 Additional Remedies. The Bank may declare all Obligations to be immediately due and payable and shall have, in addition to any other remedies, all of the remedies of a secured party under the Uniform Commercial Code (the Code). Expenses of retaking, holding, preparing for sale, selling or the like shall include the Bank's reasonable attorney's fees and legal expenses incurred or expended by the Bank to enforce any payment due to it hereunder or under the Loan Documents, as against the Borrower, the Guarantors, or the European Subsidiaries, or in the prosecution or defense of any action, or concerning any matter growing out of or in connection with the Loan Documents and/or the Collateral.

      8.3 Power of Attorney. The Borrower, each Guarantor, and each European Subsidiary do hereby make, constitute and appoint any officer or agent of the Bank as the true and lawful attorney-in-fact of the Borrower, each Guarantor, and the European Subsidiaries, with power to, at the Bank's option and at the expense and liability of the Borrower, the Guarantors, and the European Subsidiaries: (a) sign, for the Borrower, any Guarantor, and/or the European Subsidiaries, financing, continuation or amendment statements pursuant to the Code; (b) endorse the name of the Borrower, any Guarantor, or any European Subsidiary or any of the respective officers or agents thereof upon any notes, checks, drafts, money orders, or other instruments of payment with respect to the Collateral that may come into the Bank's possession in full or partial payment of any of the Obligations; and (c) after an Event of Default has occurred, sue for, compromise, settle and release any and all claims and disputes with respect to the Collateral; granting to said attorney of the Borrower, the Guarantors, and/or the
European  Subsidiaries  full  power  to  do  any  and  all  things necessary to be done in and about the premises as fully and effectually as the Borrower, any Guarantor, and/or the European Subsidiaries might or could do. The Borrower, the Guarantors, and the European Subsidiaries hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable.

      8.4  Payment  of  Expenses.  At its  option,  the  Bank  may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, as determined by the Bank to be necessary. The Borrower, the Guarantors, and the European Subsidiaries will reimburse the Bank on demand for any payment so made or any expense incurred by the Bank pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Bank.

                   ARTICLE IX - GENERAL RELEASE

      EFFECTIVE UPON THE BORROWER, THE GUARANTORS, AND THE EUROPEAN SUBSIDIARIES, FOR AND ON BEHALF OF THEMSELVES AND ALL PERSONS AND/OR ENTITIES CLAIMING BY, THROUGH AND/OR UNDER ANY OF THEM, INCLUDING, BUT NOT LIMITED TO, ALL OF THEIR RESPECTIVE
PAST AND PRESENT PARTNERS, DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, ADMINISTRATORS, AGENTS, PARENT CORPORATIONS, SUBSIDIARIES, AFFILIATES, REPRESENTATIVES, PREDECESSORS, SUCCESSORS AND ASSIGNS AND WHERE APPLICABLE THEIR RESPECTIVE HEIRS, EXECUTORS AND TRUSTEES (COLLECTIVELY REFERRED TO HEREIN, JOINTLY AND SEVERALLY, AS THE RELEASORS) HEREBY JOINTLY AND SEVERALLY UNCONDITIONALLY REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE THE BANK AND ALL OF ITS PAST AND PRESENT DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, ADMINISTRATORS, AGENTS, PARENT CORPORATIONS, SUBSIDIARIES, AFFILIATES, REPRESENTATIVES, PREDECESSORS, SUCCESSORS, ASSIGNS AND WHERE APPLICABLE THEIR RESPECTIVE HEIRS, EXECUTORS AND TRUSTEES (COLLECTIVELY REFERRED TO HEREIN AS THE
RELEASEES),   OF,   FROM  AND  WITH   RESPECT  TO  ANY  AND  ALL
GRIEVANCES, DISPUTES, MANNER OF ACTIONS, CAUSES OF ACTION, SUITS, OBLIGATIONS, LIABILITIES, LOSSES, DEBTS, DAMAGES, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, CONTROVERSIES, AGREEMENTS, CLAIMS, DEMANDS, COUNTERCLAIMS AND CROSSCLAIMS, INCLUDING, BUT NOT LIMITED TO ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS AND/OR ALL TRANSACTIONS RELATED THERETO, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, DIRECT, INDIRECT OR CONTINGENT, ARISING IN LAW OR EQUITY, WHICH THE RELEASORS (OR ANY OF THEM) EVER HAD, NOW HAS, OR MAY EVER HAVE AGAINST ANY ONE OR MORE OF THE RELEASEES, FROM THE BEGINNING OF TIME TO THE DATE OF THIS WAIVER AGREEMENT.

                    ARTICLE X - MISCELLANEOUS

      10.1 Continuing Effect. Except as amended hereby, all of the Loan Documents shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

      10.2 Choice of Law and Venue;  Submission to Jurisdiction;
Selection of Forum; Jury Trial Waiver.

           10.2.1 This Waiver Agreement and the other Loan Documents (unless expressly provided to the contrary in any other Loan Document with respect to such other Loan Document), the construction, interpretation, and enforcement hereof and thereof, and the rights of the parties hereto and thereto with respect to all matters arising hereunder or thereunder or related hereto and thereto shall be determined under, governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania.

           10.2.2 The Bank, the Borrower, the Guarantors, and the European Subsidiaries agree that all actions or proceedings arising in connection with this waiver agreement and the other loan documents shall be tried and litigated only in the state or federal courts located in the Commonwealth of Pennsylvania, provided, however, that any suit, action or other proceeding seeking enforcement against any Collateral or other property may be brought, at Bank's option, in the courts of any jurisdiction where Bank elects to bring such action or where such Collateral or other property may be found. The Bank, the Borrower, the Guarantors, and the European Subsidiaries waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any suit, action or other proceeding is brought in accordance with this section.

           10.2.3 The Bank, the Borrower, the Guarantors, and the European Subsidiaries hereby waive personal service of process and agree that a summons and complaint commencing an action or proceeding in such court shall be proper and shall confer personal jurisdiction if served by registered or certified mail, return receipt requested, in accordance with the notice provisions of this Waiver Agreement.

           10.2.4 The Bank, the Borrower, the Guarantors, and the European Subsidiaries hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Waiver Agreement or any other Loan Document or any of the transactions contemplated herein or therein, including all contract claims, tort claims, breach of duty claims, and all other common law or statutory claims, whatsoever. The Bank, the Borrower, each Guarantor, and each European Subsidiary warrant and represent that they have reviewed this waiver and, following consultation with legal counsel of its or his choice, do hereby knowingly, voluntarily, intentionally, and expressly waive their right to jury trial and right to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. In the event of litigation, a copy of this waiver agreement may be filed as a written consent to a trial by the court.

           10.2.5 The Bank, the Borrower, the Guarantors, and the European Subsidiaries hereby acknowledge and agree that this
Section is a specific and material aspect of this waiver agreement and that neither the Bank, the Borrower, any Guarantor, nor any European Subsidiary would enter into this Waiver Agreement if the waivers set forth in this section were not a part of thereof.

      10.3 Cooperation; Other Documents. At all times following the execution of this Waiver Agreement, the Borrower, each Guarantor, and each European Subsidiary shall execute and deliver to the Bank, or shall cause to be executed and delivered to the Bank, and shall do or cause to be done all such other acts and things as the Bank may reasonably deem to be necessary or desirable to assure the Bank of the benefit of this Waiver Agreement and the documents comprising or relating to this Waiver Agreement.

      10.4 Remedies Cumulative; No Waiver. The rights, powers and remedies of the Bank in this Waiver Agreement and in the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided in the Loan Documents, by law or in equity and no failure or delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

      10.5 Notices. Any notice given pursuant to this Waiver Agreement or pursuant to any document comprising or relating to this Waiver Agreement or any of the other Loan Documents shall be in writing, including telecopies. Notice given by telecopy shall be deemed to have been given and received when sent. Notice given by overnight mail courier shall be deemed to have been given and received one (1) day after the date delivered to such overnight courier by the party sending such Notice. Notice by mail shall be deemed to have been given and received three
(3) days after the date deposited, when sent by first class certified mail, postage prepaid, and addressed as follows:

           To the Borrower,  the  Guarantors,  and/or the European
Subsidiaries:

                Mr. Frank A. Toczylowski
                Vice President and Treasurer
                Selas Corporation of America
                2034 Limekiln Pike
                Dresher, PA 19025

           With a copy to:

                Drinker Biddle & Reath LLP
                One Logan Square
                18th and Cherry Streets
                Philadelphia, PA 19103
                Attention: Michael B. Jordan, Esquire
                Telecopy Number: 215-988-2757

           To the Bank:

                First Union National Bank
                2240 Butler Pike
                Plymouth Meeting, PA 19462
                Attention: Robert Cordell, Senior Vice President
                Telecopy Number: 610-941-3129

           With a copy to:

                Duane, Morris & Heckscher, LLP
                One Liberty Place, 41st Floor
                Philadelphia, PA  19103
                Attention: Margery N. Reed, Esquire
                Telecopy Number: 215-979-1020

A party may change his or its address by giving written notice of the changed address to the other parties, as specified herein.

      10.6 Indemnification. If, after receipt of any payment of all or any part of the Obligations, the Bank is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Waiver Agreement and the other Loan Documents shall continue in the full force and effect, and the Borrower, each Guarantor, and each European Subsidiary shall be jointly and severally liable for, and shall indemnify, defend and hold harmless the Bank with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Waiver Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of any note, the release of any lien, security interest or other encumbrance securing the Obligations or any other action which the Bank may have taken in reliance upon its receipt of such payment. Any cancellation of any note, release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

      10.7 Costs, Expenses and Attorneys' Fees. The Borrower, the Guarantors, and the European Subsidiaries agree to pay on demand by the Bank, all out-of-pocket fees, costs and expenses incurred by the Bank, including, without limitation, all appraisal fees and expenses and all fees and expenses of counsel for the Bank in connection with: (i) the negotiation, preparation and enforcement of this Waiver Agreement, the Waiver Documents, the other Loan Documents and all other documents and instruments executed in connection herewith or otherwise relating to this Waiver Agreement; and (ii) the enforcement or exercise by the Bank of its rights and remedies with respect to the collection of the Obligations or to preserve, protect or enforce its interests.

      10.8 Bankruptcy/Relief from Automatic Stay. If any bankruptcy, insolvency, reorganization or rehabilitation case or proceeding is commenced by or against the Borrower, any Guarantor, or any European Subsidiary under any state, federal or foreign proceeding (including, without limitation, title 11 of the United States Code (the "Bankruptcy Code")), the Borrower, each Guarantor, and each European Subsidiary hereby agree that the Bank and/or its nominee(s) or assignee(s) are entitled to, and the Borrower, each Guarantor, and each European Subsidiary hereby waive any objections to, immediate relief from any stay imposed by Section 362 or 105 of the Bankruptcy Code or other applicable law or against the exercise of the rights and remedies otherwise available to the Bank and/or its nominee(s) or assignee(s) as provided in this Waiver Agreement, the other Waiver Documents, the other Loan Documents and as otherwise provided by law. Upon the occurrence of any of the events described in this Section, the Borrower, each Guarantor, and each European Subsidiary covenant to take any action deemed necessary or convenient by the Bank and/or its nominee(s) and assignee(s) to enable the Bank and/or its nominee(s) and assignee(s) to continue to exercise its rights and remedies under this Waiver Agreement.

      10.9 Survival of Representations and Warranties. All representations and warranties of the Borrower, the Guarantors, and the European Subsidiaries contained in this Waiver Agreement, the other Waiver Document, the other Loan Documents, and in all other documents and instruments executed in connection herewith or therewith shall survive the execution of this Waiver Agreement and are material and have been or will be relied upon by the Bank, notwithstanding any investigation made by any person, entity or organization on the Bank's behalf. No implied representations or warranties are created or arise as a result of this Waiver Agreement or the documents comprising or relating to this Waiver Agreement.

      10.10Headings. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Waiver Agreement.

      10.11Integration. This Waiver Agreement and all documents and instruments executed in connection herewith or otherwise relating to this Waiver Agreement, including, without limitation, the Loan Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

      10.12Amendment and Waiver. No amendment of this Waiver Agreement, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

      10.13Successors and Assigns. This Waiver Agreement and the other Loan Documents: (a) shall be binding upon the Bank, the Borrower, each Guarantor, and each European Subsidiary and upon their respective officers, directors, employees, agents, trustees, representatives, nominees, parent corporation, subsidiaries, heirs, executors, administrators, successors or assigns, and (b) shall inure to the benefit of the Bank, the Borrower, each Guarantor, and each European Subsidiary provided, however, that neither the Borrower nor any Guarantor or European Subsidiary may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Bank, and any such assignment or attempted assignment shall be void and of no effect with respect to the Bank.

      10.14Severability of Provisions. Any provision of this Waiver Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Waiver Agreement are declared to be severable. This Waiver Agreement shall remain valid and enforceable notwithstanding the invalidity, insufficiency, or unenforceability of any other Loan Document.

      10.15Conflicting Provisions. To the extent that any of the terms in this Waiver Agreement contradict any of the terms contained in any of the Loan Documents, the terms of this Waiver Agreement shall control.

      10.16Joint  and  Several  Liability.   The  obligations  and
liabilities of the Borrower and each Guarantor hereunder are joint and several.

      10.17 Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under Loan Documents, as amended by this Waiver Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The parties hereto, in executing and delivering this Waiver Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided; however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date hereof, the Borrower, the Guarantors, and the European Subsidiaries are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrower, the Guarantors, and the European Subsidiaries in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      10.18Counterparts; Effectiveness. This Waiver Agreement may be executed by facsimile signatures and in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Waiver Agreement. This Waiver Agreement shall be deemed to have been executed and delivered when the Bank has received facsimile counterparts hereof executed by all parties listed on the signature pages hereto.


    [The remainder of this page is intentionally left blank.]



      IN WITNESS WHEREOF, the undersigned have caused this Waiver
Agreement to be executed by their duly authorized officers on the date first above written.

ATTEST:                   FIRST UNION NATIONAL BANK

  /s/ C. S. Orellana
                          By:       /s/  Robert Cordell
                             Name:  Robert Cordell
                             Title: Senior Vice President


ATTEST:                   SELAS CORPORATION OF
                             AMERICA
   /s/ Judith L. Gatens
                          By:       /s/  Francis A.Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President


ATTEST:                   SELAS SAS


  /s/ Robert Pernelle     By:       /s/  Christian Bailliart
  Sales Manager              Name:  Christian Bailliart
                             Title: President


ATTEST:                    CFR-CECF FOFUMI RIPOCHE


  /s/ Gerard Goset           By:    /s/  Christian Bailliart
  Chief Operating Officer           Name:  Christian Bailliart
                             Title: President


ATTEST:                   DEUER MANUFACTURING, INC.


 /s/ Judith L. Gatens
                          By:       /s/  Francis A. Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President




ATTEST:                   RESISTANCE TECHNOLOGY, INC.,


   /s/ Judith L. Gatens
                          By:       /s/  Francis A. Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President


ATTEST:                   RTI EXPORT, INC.


   /s/ Judith L. Gatens
                          By:       /s/  Francis A. Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President


ATTEST:                   RTI ELECTRONICS, INC.


   /s/ Judith L. Gatens
                          By:       /s/  Francis A. Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President